Exhibit 3.23

STATE of DELAWARE

CERTIFICATE of LIMITED PARTNERSHIP

of

ALPHA SHALE RESOURCES, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership (hereinafter called the “limited partnership”) is:

Alpha Shale Resources, LP

SECOND: The address of the registered office and the name and the address of the registered agent of the limited partnership in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

THIRD: The name and the address of the sole general partner is as follows:

Alpha Shale Holdings, LLC

171 Hillpointe Drive, Suite 301,

Canonsburg, Pennsylvania 15317

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of this 3rd day of February, 2010.

GENERAL PARTNER:

ALPHA SHALE HOLDINGS, LLC

By:	/s/ Toby Z. Rice
Toby Z. Rice, President and CEO

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ALPHA SHALE RESOURCES, LP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is:

ALPHA SHALE RESOURCES, LP

SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on February 12, 2010

/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Capacity: Authorized Person on behalf of Alpha Shale Holdings, LLC

General Partner

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED PARTNERSHIP

Alpha Shale Resources, LP

The limited partnership organized and existing under the Limited Partnership Act of the State of Delaware, hereby certifies as follows:

FIRST: Then name of the Limited Partnership is Alpha Shale Resources, LP

SECOND: The Registered Office of the Limited Partnership in the State of Delaware is changed to 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The name of the Registered Agent at such address upon whom process against this Limited Partnership may be served is Harvard Business Services, Inc.

By: /s/ Daniel Rice
Authorized Person of
Alpha Shale Holdings, LLC
General Partner

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED PARTNERSHIP

The limited partnership organized and existing under the Limited Partnership Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited partnership is ALPHA SHALE RESOURCES, LP.

2. The Registered Office of the limited partnership in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited partnership may be served is Corporation Service Company.

By:	Alpha Shale Holdings, LLC
General Partner

Name:	/s/ Teresa Darnell
Teresa Darnell, Authorized Person